Exhibit 99.2

For Immediate Release

Path 1 Announces New Vice President of Sales

San Diego – August 31, 2004 – Path 1 Network Technologies Inc. (AMEX: PNO), a leading provider of video routing products that enable the transmission of broadcast-quality video over IP networks, announced today that Jeff C. Hale has joined the Company as Vice President of Sales. Hale previously served as Director of Sales, Western U.S. at CIENA Corporation and brings to Path 1 over 14 years of management experience in creating and implementing sales, market and product strategies for domestic and international markets.

“We are very fortunate to have a person of Jeff’s skill set and track record lead our sales efforts,” said John Zavoli, President and CEO of Path 1. “Jeff shares our vision and dedicated focus on video as the primary driver of the adoption of converged networks capable of transporting video, voice and data. His experience and success in managing direct and channel sales initiatives and his strong background in broadcast video and IP transport will enable him to quickly lead our strategic growth plans and enhance Path 1’s push in the rapidly evolving Video-over-IP space.”

“Carriers are always looking for applications that drive bandwidth across their networks,” said Hale. “Video transport across IP networks is the newest ‘silver bullet’ application now that Path 1 has cracked the code on getting broadcast-quality video to flow across IP networks. This is a promising company with a revolutionary technology. It is a very exciting time to join the Path 1 team.”

In his position at CIENA Corporation from August 2003 to August 2004, Hale managed all direct and channel sales to Western U.S. enterprise accounts for the Company’s line of DWDM, Storage and Enterprise products. From July 2001 until CIENA’s acquisition of Akara Corporation in August of 2003, Hale held the position of Director of Sales, Carrier Channel Development at Akara and was responsible for sales into SBC, MCI/WorldCom and Sprint. He was a Regional Sales Manager at ADC Telecommunications from November 1997 until January 2001, and has also held sales management positions at Nortel Networks, Lucent Technologies, and AT&T Network Systems.

Hale holds a Master of Science degree in Electrical Engineering from Stanford University, as well as Master of Business Administration and Bachelor of Science degrees in Electrical Engineering from the University of New Mexico.

About Path 1 Network Technologies Inc.

Path 1 Network Technologies Inc. develops video routing products that enable the transportation and distribution of real-time, broadcast-quality video over IP networks. From the delivery and distribution of broadcast video content to Video on Demand (VOD), Path 1’s video infrastructure platforms allow high-quality transmission of point-to-point, multipoint and multiplexed data over legacy IP systems. To find out more about Path 1 Network Technologies Inc. (AMEX: PNO), visit our Web site at www.path1.com or call 877/ONE-PATH (663-7284).

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future”, “plan” or “planned”, “will” or “should”, “expected”, “anticipates”, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that we will require future financing, that our products may not achieve customer or market acceptance or that they will not perform as expected, that customer trials may not lead to future sales, that our sales may fluctuate between reporting periods and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Path 1 undertakes no obligation to update such statements.

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Media Contact:	Investor Contact:
David Carnevale	Todd Fromer/Erika Levy
Path 1 Network Technologies Inc.	KCSA Worldwide
(858) 450-4220	(212) 896-1215/(212) 896-1208
media@path1.com	todd@kcsa.com/elevy@kcsa.com

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